UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 17, 2023
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.
On October 17, 2023, Dropbox Inc. (the “Company”) entered into a lease amendment (the “Amendment”) to its Office Lease, dated October 6, 2017, as subsequently amended, with KRE Exchange Owner LLC (the “landlord”) for its corporate headquarters in San Francisco, California, whereby the Company will surrender to the landlord 165,244 square feet of office space and pay an aggregate of $79.0 million in termination payments. The surrendering of space and payment of termination fees will occur in three tranches: 51,956 square feet and $28.1 million paid in the fourth quarter of 2023, 54,253 square feet and $14.9 million paid in the second quarter of 2024 and the remaining 59,035 square feet and $36.0 million paid in the first quarter of 2025. As a result of the Amendment the Company will avoid future cash payments related to rent and common area maintenance fees of $137 million and approximately $90 million, respectively, over the remaining 10 year lease term.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Item 7.01     Regulation FD Disclosure

The $28.1 million termination payment paid in the fourth quarter of 2023 was not previously factored into the Company’s stated full-year free cash flow guidance range of $820 million to $840 million (as previously provided in the investor supplement posted on the Company’s investors.dropbox.com website on August 3, 2023). The Company intends to provide updated full-year free cash flow guidance during its third quarter 2023 financial results report on Thursday, November 2, 2023.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2023

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
Chief Legal Officer